Exhibit 10.3

Shenzhen city labor contract

Party A (employer) :

Name：	Shenzhen Southell Technology Development Co., LTD

address：	505-3, Integrated Circuit Industrial Park, 1089, Chauang Road, Nanshan District, Shenzhen

legal representative：	YUE ZHU

contacts	___________________________

contact number	0755-86143706

Party B (employee):

Name：	YUE ZHU

Sex:	male

ID card No:	342225197910204919

Address:	No.1306, Liuxian Avenue, Nanshan District, Shenzhen city

contact number	18666229629

According to the labor law of the People’s Republic of China (hereinafter referred to as “labor law”), the labor contract law of the People’s Republic of China (hereinafter referred to as “labor contract law”) and other relevant laws and regulations, party a and party b follow legal, fairness, equality, voluntary, consensus, honesty and credit, signed this contract, abide by the terms listed in this contract.

1. contract period

(I) Party A and Party B agree to determine the term of this contract in the first method below.

1. have a fixed term: From April 01,2023 to 2033 On March 31st.

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2. The deadline for completing certain tasks: from / year / month / day to the completion of the tasks. The mark of completing the work task is /. The probation period is from / year / month / day to / year / month / day. (If the contract term is more than three months but less than one year, the probation period shall not exceed one month; if the contract term is more than one year but less than three years, the probation period shall not exceed two months; for contracts with a fixed term of more than three years and no fixed term, the probation period shall not exceed six months. A probation period shall not be stipulated if a contract has a period of less than three months. One of unit of choose and employ persons and same laborer can agree one probation period only.）

2. Work content and work location

Party B’s work content (position or type of work): tentatively set as follows general manager ; Party B’s work place is Shenzhen.

Party A has the right to change party B’s position and type of work according to the production and operation situation.

_____________________________。

3. Working hours and time breaks

(I) standard working hours system, that is, daily work 8 Hours (no more than 8 hours), working every week 40 Hours, with at least one day off a week.

(II) If Party A needs to extend the working hours due to production and operation, it shall apply for approval according to the relevant overtime system of the company.

(III) Party B shall enjoy statutory holidays, marriage leave, maternity leave, funeral leave and other holidays according to law.

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4. remuneration of labor

(I) The salary standard of Party B during normal working hours shall be listed below 1 It shall not be lower than the local minimum wage standard and the standard agreed upon in the collective contract of the unit.

1. Salary: Basic salary: RMB 2360 / month (Note: basic salary is the base for purchasing five social insurance and one housing fund and calculating overtime pay); post allowance is RMB 17,498 / month; confidentiality fee is RMB 142 / month; total of payable salary is RMB 20000 / month. The actual salary is the balance of the above payable salary for deducting social security, taxation and other deductions stipulated by the state.

2. Other forms:

(II) Party B’s salary during the probation period is paid for this period RMB / month (shall not be lower than 80% of the salary agreed in paragraph (1) or the minimum wage of the same post of the unit, and shall not be lower than the minimum wage standard of this city).

(III) Since Party A implements the work-rate wage system, it shall not arrange overtime work in principle. If Party A arranges Party B to work overtime according to law, it shall report the overtime report and work overtime only after the written approval of Party A.

(4) Wages must be paid in legal tender and shall not be paid in place of kind or other securities.

（五） Party A shall pay the wages to Party B every month during normal working hours.

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（六） Party A and Party B may, according to the business conditions and price index of the unit, determine the specific measures for normal wage increase through negotiation or through collective negotiation.

(VII) Party A shall pay the wages to Party B every month 15 In case of holidays or rest days, the payment will be extended to the next working day.

5. Social insurance and welfare benefits

(I) Party A and Party B shall participate in social insurance and pay social insurance premiums in accordance with the relevant national, provincial and municipal regulations.

(II) If Party B is ill or has a non-work-related injury, Party A shall give Party B the medical treatment period and medical treatment period according to the relevant national, provincial and municipal regulations.

(III) If Party B suffers from occupational diseases or work-related injuries, Party A shall comply with the Law on the Prevention and Control of Occupational Diseases, Regulations on Work-related Injury Insurance and other relevant laws and regulations.

6. Labor protection, working conditions and protection against occupational hazards

（一）	Party A shall provide national labor protection in accordance with the relevant national, provincial and municipal labor protection regulations

Safety and health standards of labor workplaces and necessary labor protection articles shall effectively protect the safety and health of Party B in the production work.

(II) Party A shall, in accordance with the relevant national, provincial and municipal regulations, do a good job in the special labor protection work for female employees and minor workers.

(III) Party B shall have the right to refuse Party A’s illegal command and force risky operations; Party B shall have the right to correct or report Party A’s behavior endangering life safety and health to relevant authorities.

7. Rules and regulations

(I) Party A’s rules and regulations, Or the employee handbook is internal documents formulated in accordance with the law, And has informed Party B, Party B shall be aware of all rules and regulations and the employee handbook, And guarantee compliance with execution, At the same time, guarantee the basic loyalty to Party A, Do not engage in anything detrimental to Party A, Including but not limited to additional investment or establishment of a company, moonlighting, Otherwise, it shall voluntarily compensate Party A for all losses or give its full income to Party A, If party A’s loss and Party B’s income cannot be calculated, Voluntary compensate Party A 50,000 yuan, This paragraph allows Party A to directly offset it from Party B’s salary income.

Party B guarantees not to disclose any trade secrets of Party A, and party B’s salary has included the confidentiality fee. If a leak is found, Party B shall voluntarily bear the liquidated damages of 5000 YUAN. If the liquidated damages are insufficient to compensate Party A’s losses, it shall also bear additional compensation.

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(II) Party B shall abide by the relevant national, provincial and municipal laws and regulations as well as the rules and regulations formulated by Party A according to law, complete the work tasks on time, improve the professional skills, and abide by the safe operation rules and professional ethics.

(III) Party B shall consciously abide by the relevant national, provincial and municipal regulations on family planning.

8. Modification, termination and termination of the contract

(I) Meet the conditions stipulated in the Labor Contract Law or change the relevant contents of the labor contract, terminate the labor contract, the fixed term contract, the non-fixed term contract and the completion of certain work.

(II) Party A shall change the labor contract in writing unless Party B is not competent, adjusting the work content. Each party shall hold one copy of the modified contract text.

(III) This labor contract shall be terminated upon the occurrence of the termination conditions stipulated in the Labor Contract Law.

9. Payment of economic compensation and medical subsidies

If this contract is rescinded or terminated, the economic compensation and medical subsidy shall be issued in accordance with the Labor Contract Law and the relevant national, provincial and municipal regulations.

10. Termination and termination procedures

If both parties terminate and terminate this Contract, Party B shall handle the work handover and other procedures as agreed by both parties. Party A shall issue a written certificate to Party B according to law, and handle the procedures for the transfer of files and social insurance relationship for Party B within 15 days.

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11. Dispute settlement

Any labor dispute between Party A and Party B shall be settled through negotiation. If the negotiation fails, the party may seek a settlement to the trade union of the unit or apply to the legally established labor dispute mediation organization for mediation; it may also apply for labor dispute arbitration or bring a lawsuit according to law.

12. Other matters deemed necessary to be agreed upon by both parties

1、 If the employee terminates the labor contract during the probation period, he / she shall notify the company 3 days in advance, and the date of probation shall be subject to the written notice of the company;

2、 After the labor contract is signed, employees request to terminate the labor contract, should be 30 days in advance in written notice company, otherwise will be borne by party b party a economic losses, considering the difficulty of economic loss, both parties agreed to compensate party a economic losses of 5000 yuan to 10000 yuan, the party a has the right to directly from party b’s wages deduction;

3、 Any employee who falsely reports the application materials, forged documents, conceals his or her experience, physical condition or criminal offence will immediately terminate the labor contract and the company will not make any compensation.

4. After receiving the monthly salary, Party B shall not raise a written objection, that is, to recognize the total amount of salary including overtime pay.

Thirteen, others

(I) If the matters not covered herein or the contract terms contradict the provisions of the current laws and regulations, the existing laws and regulations shall apply.

(II) This Contract shall come into force upon being signed and sealed by both parties, and shall be invalid if altered or signed without written authorization.

(III) This contract is made in duplicate, with each party holding one copy.

Party A: (seal)	Shenzhen Sowell Technology Development Co., Ltd.	Party B: (signature)	/s/ Yue Zhu

/s/ Yue Zhu
Legal Representative

Year month day		year month day

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